Exhibit 10.5

               Innodata Isogen, Inc. 1998 Stock Option Plan Grant
                                    Directors

(Please sign and return this document to Amy Agress, Innodata Isogen, Inc., Three University Plaza, Hackensack, New Jersey 07601 within thirty (30) days of receipt.)

((First_Name)) ((Last_Name_))  Grant Date:            ((Grant_Date_))
c/o Innodata Isogen, Inc.      Shares Granted:        ((Shares_Granted))
Three University Plaza         Option Price:          ((Option_Price_))
Hackensack, NJ  07601          Last Date to Exercise: ((Last_Date_to_Exercise_))

We are pleased to inform you that you have been granted a non-qualified option (the "Option") to purchase shares of Innodata Isogen, Inc. (the "Company") common stock. Your grant has been made under the Company's Stock Option Plan (the "Plan"), which together with the terms contained in this document, sets forth the terms and conditions of your grant and is incorporated herein by reference. A copy of the Plan and the Prospectus are available on file at the Human Resources Department in Hackensack, NJ. Please review these documents carefully.

Vesting:
Subject to the terms of the Plan, shares vest according to the following vesting schedule:

     ((Vesting_))

Exercise:
You may exercise this Option, in whole or in part, to purchase a whole number of vested shares at any time, by following the exercise procedures set up by the Company. All exercises must take place before the Last Date to Exercise, or such earlier date as is set out in the Plan following your death, disability or your ceasing to be a Director of the Company. The number of shares you may purchase as of any date cannot exceed the total number of shares vested by that date, less any shares you have previously exercised pursuant to this Option.

Service Requirements:
In the event of the termination of your services as a Director by you, the Company or its stockholders, whether voluntary or involuntary, all further vesting of shares under this grant stops, and all unvested shares are canceled. As set forth in the Plan, you will have sixty (60) days after your services as a Director ceases or is suspended to exercise your vested shares, and in the event of your death or total disability your estate will have a period of twelve (12) months to exercise any vested shares.

Taxes, Withholding and Disposition of Stock:
In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company shall have the right to require such payments from you.

You agree to notify the Company when you sell or otherwise transfer or dispose of the shares acquired by exercising this Option.

By signing below I acknowledge my understanding of and agreement to all the terms and conditions contained in this document, as well as in all previous grants (if any) of options to purchase the Company's common stock granted to me.


                                 Signature:
                                           -------------------------------------
                                               ((First_Name)) ((Last_Name_))

                                 Date:
                                      ------------------------------------------